Exhibit 99.1

NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

November 1, 2023

THIRD QUARTER 2023 OPERATING RESULTS AND INCREASED 2023 GUIDANCE

ANNOUNCED BY NNN REIT, INC.

Orlando, Florida, November 1, 2023 – NNN REIT, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2023. Highlights include:

Operating Results:

•
Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(dollars in thousands, except per share data)
Revenues	$205,132	$193,471	$611,880	$574,533

Net earnings available to common stockholders	$106,787	$88,421	$295,658	$243,964
Net earnings per common share	$0.59	$0.50	$1.63	$1.38

FFO available to common stockholders	$147,223	$139,760	$437,362	$406,706
FFO per common share	$0.81	$0.79	$2.41	$2.31

Core FFO available to common stockholders	$147,376	$140,316	$438,247	$413,511
Core FFO per common share	$0.81	$0.79	$2.42	$2.35

AFFO available to common stockholders	$148,281	$142,987	$442,526	$423,811
AFFO per common share	$0.82	$0.81	$2.44	$2.41

Third Quarter 2023 Highlights:

•
FFO and Core FFO per common share increased 2.5% over prior period results
•
AFFO per common share increased 1.2% over prior period results
•
Maintained high occupancy levels at 99.2%, with a weighted average remaining lease term of 10.1 years, at September 30, 2023 as compared to 99.4% at June 30, 2023 and December 31, 2022
•
$212.5 million in property investments, including the acquisition of 46 properties with an aggregate gross leasable area of approximately 449,000 square feet at an initial cash cap rate of 7.4%
•
Sold 13 properties for $49.0 million, producing $20.0 million of gains on sales at a cap rate of 6.0%
•
Issued $500 million principal amount of 5.600% senior unsecured notes due 2033
•
Ended the quarter with $98.3 million of cash and no amounts drawn on the $1.1 billion bank credit facility
•
Maintained sector leading 12.6 year weighted average debt maturity

Highlights for the nine months ended September 30, 2023:

•
FFO per common share increased 4.3% over prior period results
•
Core FFO per common share increased 3.0% over prior period results
•
AFFO per common share increased 1.2% over prior year results
•
$550.0 million in property investments, including the acquisition of 125 properties with an aggregate gross leasable area of approximately 1,003,000 square feet at an initial cash cap rate of 7.2%
•
Sold 26 properties for $89.2 million, producing $40.2 million of gains on sales at a cap rate of 5.8%
•
Raised $30.6 million net proceeds from the issuance of 705,396 common shares
•
Issued $500 million principal amount of 5.600% senior unsecured notes due 2033

Core FFO guidance for 2023 was increased from a range of $3.17 to $3.22 per share to a range of $3.19 to $3.23 per share. The 2023 AFFO is estimated to be $3.22 to $3.26 per share. The Core FFO guidance equates to net earnings of $1.88 to $1.92 per share, plus $1.31 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, charges for impairments and executive retirement costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Steve Horn, Chief Executive Officer, commented: "The recent $500 million 10-year unsecured note offering puts NNN in a great position to continue to execute our multi-year strategy. As macroeconomic headwinds continue to create challenging capital market conditions, our free cash flow generation and $1.1 billion line of credit position NNN to finish 2023 and begin 2024 strong."

NNN REIT invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2023, the company owned 3,511 properties in 49 states with a gross leasable area of approximately 35.8 million square feet and with a weighted average remaining lease term of 10.1 years. NNN is one of only three publicly traded REITs to have increased annual dividends for 34 or more consecutive years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 1, 2023, at 10:30 a.m. ET to review its results of operations. The call can be accessed on the NNN REIT website live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s website. In addition, a summary of any earnings guidance given on the call will be posted to the company’s website.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT, and the potential impacts of an epidemic or pandemic (such as the outbreak and worldwide spread of a novel strain of coronavirus, and its variants ("COVID-19")) on the company’s business operations, financial results, and financial position on the world economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2022 and (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. NNN REIT, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as "FFO", is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s noncontrolling interests and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, executive retirement costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income Statement Summary
Revenues:
Rental income	$204,856	$193,102	$610,912	$573,401
Interest and other income from real estate transactions	276	369	968	1,132
	205,132	193,471	611,880	574,533

Operating expenses:
General and administrative	10,225	10,124	33,216	30,906
Real estate	6,459	5,875	20,141	19,246
Depreciation and amortization	59,523	56,388	178,546	166,512
Leasing transaction costs	96	96	223	260
Impairment losses – real estate, net of recoveries	1,001	971	3,675	7,221
Executive retirement costs	153	556	885	6,805
	77,457	74,010	236,686	230,950
Gain on disposition of real estate	19,992	5,889	40,222	10,656
Earnings from operations	147,667	125,350	415,416	354,239

Other expenses (revenues):
Interest and other income	(644)	(33)	(751)	(120)
Interest expense	41,524	36,962	120,509	110,400
	40,880	36,929	119,758	110,280

Net earnings	106,787	88,421	295,658	243,959
Loss attributable to noncontrolling interests	—	—	—	5
Net earnings available to common stockholders	$106,787	$88,421	$295,658	$243,964

Weighted average common shares outstanding:
Basic	181,398,273	176,900,786	181,120,963	175,542,356
Diluted	181,721,467	177,367,710	181,460,622	175,993,907

Net earnings per share available to common stockholders:
Basic	$0.59	$0.50	$1.63	$1.39
Diluted	$0.59	$0.50	$1.63	$1.38

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$106,787	$88,421	$295,658	$243,964
Real estate depreciation and amortization	59,427	56,257	178,251	166,177
Gain on disposition of real estate	(19,992)	(5,889)	(40,222)	(10,656)
Impairment losses – depreciable real estate, net of recoveries	1,001	971	3,675	7,221
Total FFO adjustments	40,436	51,339	141,704	162,742
FFO available to common stockholders	$147,223	$139,760	$437,362	$406,706

FFO per common share:
Basic	$0.81	$0.79	$2.41	$2.32
Diluted	$0.81	$0.79	$2.41	$2.31

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$106,787	$88,421	$295,658	$243,964
Total FFO adjustments	40,436	51,339	141,704	162,742
FFO available to common stockholders	147,223	139,760	437,362	406,706

Executive retirement costs	153	556	885	6,805
Total Core FFO adjustments	153	556	885	6,805
Core FFO available to common stockholders	$147,376	$140,316	$438,247	$413,511

Core FFO per common share:
Basic	$0.81	$0.79	$2.42	$2.36
Diluted	$0.81	$0.79	$2.42	$2.35

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2023		2022	2023		2022
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$106,787		$88,421	$295,658		$243,964
Total FFO adjustments	40,436		51,339	141,704		162,742
Total Core FFO adjustments	153		556	885		6,805
Core FFO available to common stockholders	147,376		140,316	438,247		413,511

Straight-line accrued rent, net of reserves	(493)		655	(1,496)		3,298
Net capital lease rent adjustment	83		76	244		225
Below-market rent amortization	(115)		(130)	(349)		(410)
Stock based compensation expense	2,678		2,343	8,254		7,734
Capitalized interest expense	(1,248)		(273)	(2,374)		(547)
Total AFFO adjustments	905		2,671	4,279		10,300
AFFO available to common stockholders	$148,281		$142,987	$442,526		$423,811

AFFO per common share:
Basic	$0.82		$0.81	$2.44		$2.41
Diluted	$0.82		$0.81	$2.44		$2.41

Other Information:
Rental income from operating leases(1)	$200,287		$188,840	$596,099		$558,942
Earned income from direct financing leases(1)	$140		$148	$427		$449
Percentage rent(1)	$336		$235	$1,390		$1,231

Real estate expense reimbursement from tenants(1)	$4,093		$3,879	$12,996		$12,779
Real estate expenses	(6,459)		(5,875)	(20,141)		(19,246)
Real estate expenses, net of tenant reimbursements	$(2,366)		$(1,996)	$(7,145)		$(6,467)

Amortization of debt costs	$1,247		$1,184	$3,648		$3,533
Scheduled debt principal amortization (excluding maturities)	$—	(2)	$166	$173	(2)	$494
Non-real estate depreciation expense	$98		$135	$303		$345

(1)

For the quarters ended September 30, 2023 and 2022, the aggregate of such amounts is $204,856 and $193,102, respectively and $610,912 and $573,401, for the nine months ended September 30, 2023 and 2022, respectively, and is classified as rental income on the income statement summary.

(2)	In April 2023, NNN repaid the remaining mortgages payable principal balance of $9,774.

NNN REIT, Inc.

2023 Earnings Guidance

Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.

2023 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges, and executive retirement costs	$1.88 - $1.92 per share
Real estate depreciation and amortization per share	$1.31 per share
Core FFO per share	$3.19 - $3.23 per share
AFFO per share	$3.22 - $3.26 per share
General and administrative expenses	$43 - $45 Million
Real estate expenses, net of tenant reimbursements	$8 - $10 Million
Acquisition volume	$700 - $800 Million
Disposition volume	$100 - $120 Million

NNN REIT, Inc.

(dollars in thousands)

(unaudited)

	September 30, 2023	December 31, 2022
Balance Sheet Summary

Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$8,346,062	$8,020,814
Cash and cash equivalents	77,137	2,505
Restricted cash and cash held in escrow	21,126	4,273
Receivables, net of allowance of $667 and $708, respectively	2,142	3,612
Accrued rental income, net of allowance of $3,880 and $3,836, respectively	28,777	27,795
Debt costs, net of accumulated amortization of $23,379 and $21,663, respectively	3,761	5,352
Other assets	82,303	81,694
Total assets	$8,561,308	$8,146,045

Liabilities:
Line of credit payable	$—	$166,200
Mortgages payable, including unamortized premium and net of unamortized debt cost	—	9,964
Notes payable, net of unamortized discount and unamortized debt costs	4,227,164	3,739,890
Accrued interest payable	60,765	23,826
Other liabilities	115,321	82,663
Total liabilities	4,403,250	4,022,543

Stockholders' equity of NNN	4,158,058	4,123,502

Total liabilities and equity	$8,561,308	$8,146,045

Common shares outstanding	182,440,174	181,424,670

Gross leasable area, Property Portfolio (square feet)	35,797,000	35,010,000

NNN REIT, Inc.

Debt Summary

As of September 30, 2023

(dollars in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	SOFR + 87.5 bps	—	June 2025

Unsecured notes payable:
2024	350,000	349,941	3.900%	3.924%	June 2024
2025	400,000	399,763	4.000%	4.029%	November 2025
2026	350,000	348,604	3.600%	3.733%	December 2026
2027	400,000	399,278	3.500%	3.548%	October 2027
2028	400,000	398,417	4.300%	4.388%	October 2028
2030	400,000	399,130	2.500%	2.536%	April 2030
2033	500,000	488,486	5.600%	5.905%	October 2033
2048	300,000	296,116	4.800%	4.890%	October 2048
2050	300,000	294,389	3.100%	3.205%	April 2050
2051	450,000	442,010	3.500%	3.602%	April 2051
2052	450,000	440,004	3.000%	3.118%	April 2052
Total	4,300,000	4,256,138

Total unsecured debt(1)	$4,300,000	$4,256,138

Debt costs		$(42,595)
Accumulated amortization		13,621
Debt costs, net of accumulated amortization		(28,974)
Notes payable, net of unamortized discount and unamortized debt costs		$4,227,164

(1)	Unsecured debt has a weighted average interest rate of 3.9% and a weighted average maturity of 12.6 years.

As of September 30, 2023, Net Debt / EBITDA based on current quarter EBITDA annualized is 5.4x.

NNN REIT, Inc.

Debt Summary – Continued

As of September 30, 2023

(unaudited)

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of September 30, 2023, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	September 30, 2023
Maximum leverage ratio	< 0.60	0.38
Minimum fixed charge coverage ratio	> 1.50	4.65
Maximum secured indebtedness ratio	< 0.40	—
Unencumbered asset value ratio	> 1.67	2.67
Unencumbered interest ratio	> 1.75	4.63

Unsecured Notes Key Covenants	Required	September 30, 2023
Limitation on incurrence of total debt	≤ 60%	40.8%
Limitation on incurrence of secured debt	≤ 40%	—
Debt service coverage ratio	≥ 1.50	4.6
Maintenance of total unencumbered assets	≥ 150%	245%

NNN REIT, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Lines of Trade	2023(1)	2022(2)
1.	Convenience stores	16.8%	16.7%
2.	Automotive service	14.7%	13.6%
3.	Restaurants – full service	8.8%	9.4%
4.	Restaurants – limited service	8.8%	9.0%
5.	Family entertainment centers	5.8%	6.0%
6.	Recreational vehicle dealers, parts and accessories	4.7%	4.1%
7.	Health and fitness	4.6%	4.9%
8.	Theaters	4.2%	4.3%
9.	Equipment rental	3.0%	3.2%
10.	Wholesale clubs	2.5%	2.4%
11.	Drug stores	2.5%	1.2%
12.	Automotive parts	2.5%	2.9%
13.	Home improvement	2.3%	2.4%
14.	Furniture	2.1%	2.3%
15.	Medical service providers	1.8%	1.9%
16.	General merchandise	1.5%	1.6%
17.	Consumer electronics	1.4%	1.5%
18.	Home furnishings	1.3%	1.5%
19.	Travel plazas	1.3%	1.5%
20.	Automobile auctions, wholesale	1.2%	1.3%
	Other	8.2%	8.3%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.1%	6.	North Carolina	4.0%
2.	Florida	9.3%	7.	Indiana	3.8%
3.	Illinois	5.2%	8.	Tennessee	3.8%
4.	Ohio	5.0%	9.	California	3.4%
5.	Georgia	4.6%	10.	Virginia	3.4%

As a percentage of annual base rent, which is the annualized base rent for all leases in place.
(1)	$800,194,000 as of September 30, 2023.
(2)	$752,785,000 as of September 30, 2022.

NNN REIT, Inc.

Property Portfolio – Continued

Top 20 Tenants

	Tenant	# of Properties	% of Total(1)
1.	7-Eleven	138	4.5%
2.	Mister Car Wash	121	4.3%
3.	Camping World	47	3.9%
4.	LA Fitness	29	3.2%
5.	GPM Investments (Convenience Stores)	152	3.1%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	2.8%
7.	Dave & Busters	28	2.8%
8.	AMC Theatre	20	2.8%
9.	BJ's Wholesale Club	13	2.5%
10.	Couche Tard (Pantry)	91	2.3%
11.	Mavis Tire Express Services	138	2.2%
12.	Sunoco	61	2.1%
13.	Walgreens	49	1.9%
14.	Chuck-E-Cheese	53	1.9%
15.	United Rentals	51	1.8%
16.	Frisch's Restaurants	68	1.6%
17.	Fikes (Convenience Stores)	58	1.6%
18.	Life Time Fitness	3	1.4%
19.	Bob Evans	106	1.4%
20.	Best Buy	16	1.4%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2023	0.2%	12	134,000	2029	3.9%	107	1,603,000
2024	1.8%	64	868,000	2030	3.4%	109	1,221,000
2025	5.2%	184	1,936,000	2031	7.5%	187	2,717,000
2026	4.9%	213	2,131,000	2032	6.1%	216	2,329,000
2027	8.3%	235	3,591,000	2033	4.9%	137	1,427,000
2028	5.8%	228	2,161,000	Thereafter	48.0%	1,790	15,344,000

(1)	Based on the annual base rent of $800,194,000, which is the annualized base rent for all leases in place as of September 30, 2023.
(2)	As of September 30, 2023, the weighted average remaining lease term is 10.1 years.
(3)	Square feet.

NNN REIT, Inc.

Rent Deferral Lease Amendments

The following table outlines the rent deferred and corresponding scheduled repayment of the COVID-19 rent deferral lease amendments executed as of September 30, 2023 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,594	$18,129	$51,723	91.6%	$3,239	$20	$3,259	5.8%	5.8%

2021		990	3,732	4,722	8.4%	25,935	5,841	31,776	56.3%	62.1%

2022	Q1	—	—	—	—	1,780	2,277	4,057	7.2%	69.3%
	Q2	—	—	—	—	1,729	2,276	4,005	7.1%	76.4%
	Q3	—	—	—	—	1,201	2,257	3,458	6.1%	82.5%
	Q4	—	—	—	—	681	2,277	2,958	5.3%	87.8%
		—	—	—	—	5,391	9,087	14,478	25.7%	87.8%

2023	Q1	—	—	—	—	9	1,677	1,686	3.0%	90.8%
	Q2	—	—	—	—	10	476	486	0.9%	91.7%
	Q3	—	—	—	—	—	476	476	0.8%	92.5%
	Q4	—	—	—	—	—	476	476	0.8%	93.3%
		—	—	—	—	19	3,105	3,124	5.5%	93.3%

2024	Q1	—	—	—	—	—	476	476	0.8%	94.1%
	Q2	—	—	—	—	—	476	476	0.8%	94.9%
	Q3	—	—	—	—	—	476	476	0.8%	95.7%
	Q4	—	—	—	—	—	476	476	0.9%	96.6%
		—	—	—	—	—	1,904	1,904	3.3%	96.6%

2025		—	—	—	—	—	1,904	1,904	3.4%	100.0%

		$34,584	$21,861	$56,445	100.0%	$34,584	$21,861	$56,445	100.0%

Adjusted Results

The following table outlines the adjusted effects of excluding the scheduled repayments of the COVID-19 rent deferral lease amendments executed as of September 30, 2023:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Core FFO per common share:
As reported	$0.81	$0.79	2.5%	$2.42	$2.35	3.0%
Adjusted(1)	$0.81	$0.78	3.8%	$2.40	$2.31	3.9%

AFFO per common share:
As reported	$0.82	$0.81	1.2%	$2.44	$2.41	1.2%
Adjusted(2)	$0.81	$0.79	2.5%	$2.42	$2.34	3.4%

(1)	Excludes the cash basis rent repayments from the Rent Deferral Lease Amendments table above.
(2)	Excludes the cash and accrual basis rent repayments from the Rent Deferral Lease Amendments table above.